Exhibit 8.1

List of Subsidiaries

●	America International Airports, LLC	USA
●	Yokelet S.L.	Spain
●	A.C.I. Airports Italia S.A.	Spain
●	A.C.I. Airport Sudamérica S.A.	Spain
●	A.C.I. do Brasil S.A.	Brazil
●	Inframérica Participaçoes S.A.	Brazil
●	Inframerica Concessionária do Aeroporto de São Gonçalo do Amarante S.A.	Brazil
●	Caminos Viales S.A.	Uruguay
●	Armenia International Airports C.J.S.C.	Armenia
●	Cedicor S.A.	Uruguay
●	Abafor S.A.	Uruguay
●	Cerealsur S.A.	Uruguay
●	Dicasa Spain S.A.	Spain
●	Corporación Aeroportuaria S.A.	Argentina
●	Inframerica Concessionária do Aeroporto de Brasilia S.A.	Brazil
●	TCU S.A.	Uruguay
●	Corporación América S.A.	Argentina
●	Consorcio Aeropuertos Internacionales S.A.	Uruguay
●	Puerta del Sur S.A.	Uruguay
●	Corporación América Italia	Italy
●	Terminal Aeroportuaria de Guayaquil S.A.	Ecuador
●	Corporación América Sudamericana S.A.	Panama
●	Toscana Aeroporti S.p.A.	Italy
●	Corporación América Sudamérica Suc. Ecuador	Ecuador
●	Aerocombustibles Argentinos S.A.	Argentina
●	Aeropuerto de Bahía Blanca S.A.	Argentina
●	Aeropuerto del Neuquén S.A.	Argentina
●	Aeropuertos Argentina 2000 S.A.	Argentina
●	Enarsa Aeropuertos S.A.	Argentina
●	Paoletti américa S.A.	Argentina
●	Texelrio S.A.	Argentina
●	Servicios y Tecnología Aeroportuaria S.A.	Argentina
●	Cargo & Logistics S.A.	Argentina
●	Villalonga Furlong S.A.	Argentina